Exhibit 10.12

POWER-ONE, INC.
2004 STOCK INCENTIVE PLAN
STOCK UNIT AWARD AGREEMENT

THIS STOCK UNIT AWARD AGREEMENT   (this “Agreement”) is dated as of by and between Power-One, Inc., a Delaware corporation (the “Corporation”) and (the “Director”).

W I T N E S S E T H

WHEREAS, pursuant to the Power-One, Inc. 2004 Stock Incentive Plan (the “Plan”), the Corporation has granted to the Director effective as of the date hereof (the “Award Date”), a credit of stock units under the Plan (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.     Defined Terms.   Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.     Grant.   Subject to the terms of this Agreement, the Corporation hereby grants to the Director a Stock Unit Award with respect to an aggregate of stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Director if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3.     Vesting.   Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to one hundred percent (100%) of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on the earlier to occur of (i) the first anniversary of the date of this Award, or (ii) the date upon which the next Annual Meeting of Stockholders occurs following the date of this Award.

4.     Continuance of Service.   The vesting schedule requires continued service through the applicable vesting date as a condition to the vesting of the Award and the rights and benefits under this Agreement. Partial service, even if substantial, during the vesting period will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes a service commitment by the Corporation, affects the Director’s status as a Director who serves pursuant to election by the stockholders of the Corporation, confers upon the Director any right to remain in service to the Corporation or any Subsidiary, interferes in any way with the right of the stockholders at any time to replace Director by election of other director(s), or affects the right of the Corporation to increase or decrease the Director’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Director without his consent thereto.

5.     Dividend and Voting Rights.

(a)    Limitations on Rights Associated with Units.   The Director shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b)   Dividend Equivalent Rights Distributions.   As of any date that the Corporation pays a cash dividend on its Common Stock, the Corporation shall pay Director an amount equal to the per share cash dividend paid by the Corporation on its Common Stock on such date multiplied by the number of Stock Units remaining subject to this Award as of the related dividend payment record date. No such payment shall be made with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.     Restrictions on Transfer.   Neither the Stock Unit Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.     Timing and Manner of Payment of Stock Units.   On or as soon as administratively practical following the vesting of the total Award per Section 3 above, the Corporation shall deliver to the Director a number of shares of Common Stock equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8 and in any event subject to Section 9. The Director shall have no further rights with respect to any Stock Units that are so paid or that are terminated pursuant to Section 8.

8.     Effect of Termination of Service.   Except as provided in Sections 7.2 or 7.3 of the Plan, the Director’s Stock Units shall terminate to the extent such units have not become vested prior to the date the Director ceases to serve as a director of the Corporation, regardless of the reason for the termination of the Director’s service to the Corporation, whether with or without cause, voluntarily or involuntarily. If any Stock Units are terminated hereunder, such unvested Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Director, or the Director’s Beneficiary or Personal Representative, as the case may be.

9.     Adjustments Upon Specified Events.   Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Committee shall make adjustments if appropriate in the number of Stock Units and the number and kind of securities that may be issued in respect of the Stock Unit Award. The Committee may accelerate payment and vesting of the Stock Units in such circumstances as it, in its sole discretion, may determine.

10.   Tax Withholding.   Upon any payment of dividend equivalents and/or the distribution of shares of the Common Stock in respect of the Stock Units, the Corporation shall have the right at its option to (a) require the Director to pay or provide for payment in cash of the amount of any taxes that the Corporation may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Director the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Award Agreement, the Committee may, in its sole discretion, direct the Corporation to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued at their then Fair Market Value, to satisfy such withholding obligation.

11.   Notices.   Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Director is no longer serving as a director of the Company, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.   Plan.   The Award and all rights of the Director under this Agreement are subject to, and the Director agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Director agrees to be bound by the terms of the Plan and this Agreement. The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

13.   Entire Agreement.   This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.   Limitation on Director’s Rights.   Participation in this Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Director shall have only the rights of a general unsecured creditor of the Corporation (or applicable Subsidiary) with respect to amounts credited and benefits payable in cash, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Stock Units, as and when payable thereunder.

15.   Counterparts.   This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.   Section Headings.   The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.   Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

IN WITNESS WHEREOF,   the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

POWER-ONE, INC., a Delaware corporation	DIRECTOR
By:
Print Name:	Signature
Its:
Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Stock Unit Award Agreement by Power-One, Inc., I,                                               , the spouse of the Director therein named, do hereby join with my spouse in executing the foregoing Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:                     , 20

Signature of Spouse

Print Name